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                                                                    EXHIBIT 4.3

                     AMENDMENT NO. 2 TO FINANCING AGREEMENTS

     AMENDMENT No. 2, dated as of May 17, 2002, by and among Congress Financial Corporation, a Delaware corporation, in its capacity as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner (in such capacity, "Agent") for the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders"), and Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation ("CS Delaware"), CSI Industries, Inc., a Delaware corporation ("CSI"), FB Apparel, Inc., an Indiana corporation ("FB Apparel"), Catherines Stores Corporation, a Tennessee corporation ("Catherines") and Lane Bryant, Inc., a Delaware corporation ("LB", and, together with Parent, CS Delaware, CSI, FB Apparel and Catherines hereinafter referred to each individually, as a "Borrower" and collectively, as "Borrowers"), CS Delaware, in its capacity as agent for itself as a Borrower and for the other Borrowers ("Borrowers' Agent").

                              W I T N E S S E T H :

     WHEREAS, Agent, J.P. Morgan Business Credit Corp, a Delaware corporation, in its capacity as Co-Agent, Joint Lead Arranger and Joint Bookrunner under the Loan Agreement (in such capacity, "Co-Agent"), Lenders, Borrowers and Borrowers' Agent have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated August 16, 2001, by and among Lenders, Agent, Co-Agent, Borrowers and Borrowers' Agent (as the same was Amended by Amendment No. 1 dated as of January 12, 2002 and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

     WHEREAS, Borrowers and Borrowers' Agent have requested that Agent, Required Lenders and Required Term Loan Lenders agree to make certain amendments to the Financing Agreements and Agent on behalf of itself, the Required Lenders and the Required Term Loan Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 2, Agent, and Borrowers and Borrowers' Agent desire and intend to evidence such amendments.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and subject to the satisfaction of the conditions set forth in Section 8 hereof, the parties hereto agree as follows:




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1.  Definitions.

     (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

          (i) "Amendment No. 2" shall mean this Amendment No. 2 to Financing Agreements by and among Agent, the Required Lenders, Required Term Loan Lenders and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

          (ii) "Convertible 2002 Senior Note Agreements" shall mean, individually and collectively, the Convertible 2002 Senior Notes, the Convertible 2002 Senior Note Indenture and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Parent or any other Borrower or any other person in connection with the issuance of the Convertible 2002 Senior Notes, as the same exists when executed or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (iii) "Convertible 2002 Senior Note Indenture" shall mean the Indenture, dated as of the Effective Date, between Parent and Wachovia Bank, National Association, as the Convertible 2002 Senior Note Trustee with respect to the Convertible 2002 Senior Notes, as the same exists when executed or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (iv) "Convertible 2002 Senior Notes" shall mean, the Convertible Senior Notes due 2012, issued by Parent pursuant to the Convertible 2002 Senior Note Indenture up to a maximum aggregate original principal amount not to exceed $180,000,000.

          (v) "Convertible 2002 Senior Note Trustee" shall mean, Wachovia Bank, National Association, and its successors and assigns, and any replacement trustee permitted pursuant to the terms and conditions of the Convertible 2002 Senior Note Indenture.

     (b) Amendment to Definitions. All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 2 and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower, Borrowers' Agent or any other person in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.



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     (c) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein. All references to the plural herein shall also mean the singular and all references to the singular herein shall also mean the plural, in each case unless otherwise required by the context of the use thereof.

     2. Consents. Notwithstanding anything to the contrary set forth in Section 9.9(f), 9.9 (k), 9.9(h), 9.10, and 9.11 of the Loan Agreement and subject to the occurrence of the Effective Date (as defined below) and terms and conditions contained herein, Agent, Required Term Loan Lenders and Required Lenders hereby consent to (a) the issuance by Parent of the Convertible 2002 Senior Notes, in accordance with the terms of this Amendment No. 2, provided, that, the Term Loan and all Obligations relating to the Term Loan together with the principal amount of the Revolving Loans outstanding on the date of issuance of the Convertible 2002 Senior Notes are paid in full with the proceeds of the Convertible 2002 Senior Notes (amounts repaid in respect of the outstanding Revolving Loans may be reborrowed in accordance with the terms of the Loan Agreement), (b) the repurchase or redemption by Parent, at Parent's option, of all or any of the Subordinated Notes outstanding as of this Amendment No.2, using a portion of the proceeds of the Convertible 2002 Senior Notes and the proceeds of Revolving Loans, and (c) the repurchase by Parent of its Capital Stock using a portion of the proceeds received by Parent from the issuance of the Convertible 2002 Senior Notes, and the proceeds of Revolving Loans, provided, that, the maximum aggregate amount paid to repurchase Capital Stock of Parent and retire the Subordinated Notes (including amounts paid with the proceeds of Revolving Loans) shall not exceed $100,000,000, and, provided, that, at the time of each such purchase of any Capital Stock or any Subordinated Note, and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

     3. Use of Proceeds. Section 6.7 of the Loan Agreement is hereby amended by adding the following clause at the end thereof, immediately after the phrase "as amended":

     ", except, that, Borrowers may use proceeds of Revolving Loans to purchase shares of the Capital Stock of Parent so long as any such purchase (a) does not constitute or otherwise cause a violation of Regulation U and (b) is otherwise is in compliance with Section 2 of Amendment No. 2."

     4. Indiana Real Property. Section 9.8(l) of the Loan Agreement is hereby amended by deleting the reference to "two hundred seventy (270) days" in clause
(i)(A) thereof and substituting "three hundred ninety (390) days" therefor.

     5. Indebtedness. Section 9.9 of the Loan Agreement is hereby amended by adding a new Section 9.9(o) as follows:

     "(o) Indebtedness of Parent of up to the maximum principal amount of $180,000,000 less the aggregate amount of all repayments or repurchases or redemptions, optional or mandatory, of principal in respect thereof, evidenced by the Convertible 2002 Senior Notes, plus interest thereon at the rate provided for in the


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     Convertible 2002 Senior Notes (as in effect on the date of issuance);
     provided, that:

          (i) Parent shall only make regularly scheduled payments of interest and premium, if any, or other mandatory payments in respect of such Indebtedness in accordance with the terms of the Convertible 2002 Senior Notes or the Convertible 2002 Senior Note Indenture (as in effect on the date of issuance);

          (ii) Parent shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the Convertible 2002 Senior Notes or any of the other Convertible 2002 Senior Note Agreements (as in effect on the date of issuance), except, that, Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, of the Convertible 2002 Senior Indenture as in effect on the date hereof, (B) make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose in any sinking fund, or otherwise, except, for mandatory redemptions of the Convertible 2002 Senior Notes (as in effect on the date of issuance) required by the Convertible 2002 Senior Note Indenture (as in effect on the date of issuance) in the event of the occurrence of a "Repurchase Event" (as defined in the Convertible 2002 Senior Note Indenture as in effect on the date of issuance); and

          (iii) Borrowers shall furnish to Agent all material notices or demands in connection with such Indebtedness as to which non-payment thereof (A) would result in a material adverse change in the consolidated assets, or business or prospects of the Apparel Group or (B) would impede the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral, which such notices or demands are either received by Parent or any other Borrower from any of the holders of the Convertible 2002 Senior Notes or the Convertible 2002 Senior Note Trustee, or on their behalf, promptly after receipt thereof, or sent by Parent or any other Borrower, or on their behalf, to any of the holders of the Convertible 2002 Senior Notes or the Convertible 2002 Senior Note Trustee, concurrently with the sending thereof, as the case may be."

     6. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Borrowers' Agent to Agent, Co-Agent and Lenders pursuant to the Financing Agreements, Borrowers and Obligors hereby jointly and severally represent, warrant and covenant with and to



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Agent, and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) No Event of Default exists on the date of this Amendment No. 2 (after giving effect to the amendments to the Financing Agreements made by this Amendment No. 2);

          (b) This Amendment No. 2 has been duly executed and delivered by Borrowers, Obligors and Borrowers' Agent and this Amendment No. 2 and the other Financing Agreements are in full force and effect as of the date hereof, and the agreements and obligations of Borrowers, Obligors and Borrowers' Agent contained herein and therein constitute legal, valid and binding obligations of Borrowers and Borrowers' Agent enforceable against Borrowers, Obligors and Borrowers' Agent in accordance with their respective terms;

          (c) Neither the execution and delivery of the Convertible 2002 Senior Notes, any of the other Convertible 2002 Senior Note Agreements or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions therein contemplated, has violated or will violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which either any Borrower or Obligor is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of any Borrower or Obligor (except as specifically consented to or contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Obligor; and

          (d) Parent has delivered, or caused to be delivered, to Agent true, correct and complete copies of the latest drafts of the Convertible 2002 Senior Note Agreements and all other agreements, documents and instruments existing as of the date hereof relating thereto.

         7. Additional Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Borrowers' Agent to Agent and Lenders pursuant to the Financing Agreements, Borrowers hereby, jointly and severally, agree in favor of Agent, and Lenders that the proceeds of the issuance of the Convertible 2002 Senior Notes (less the amount necessary to repay the Term Loan, and Obligations relating to the Term Loan in full and reduce to zero the outstanding amount of the Revolving Loans on the date of the issuance of such Convertible 2002 Senior Notes) shall, be immediately deposited in either an investment account or a deposit account and, upon the earlier to occur of (a) an Event of Default or (b) sixty (60) days after Parent's issuance of the Convertible 2002 Senior Notes, such account shall be subject to either an Investment Property Control Agreement executed and delivered by Parent and the securities intermediary in favor of Agent, for the benefit of Lenders, or a Deposit Account Control Agreement by and among Parent, the bank at which such deposit account is maintained and Agent, for the benefit of Lenders, and Borrowers shall take any other action



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requested by Agent to perfect Agent's and Lenders' security interest in and lien upon such proceeds. Borrowers hereby additionally confirm that the proceeds of the Convertible 2002 Senior Notes constitute Collateral for the Obligations, subject to Borrower's right to use such proceeds as set forth above and for such other proper corporate purposes prior to the occurrence of an Event of Default. Borrowers' failure to comply with the foregoing covenant shall constitute an additional Event of Default.

     8. Conditions to Effectiveness. The consents set forth in Section 2 hereof and the amendments to the Loan Agreement set forth in Sections 3, 4, and 5 hereof shall be effective only upon the satisfaction of each of the following conditions in a manner satisfactory to Agent (the "Effective Date"):

          (a) Agent shall have received an original of this Amendment No.2, duly authorized, executed and delivered by Borrowers, Obligors and Borrowers' Agent;

          (b) The Convertible 2002 Senior Notes shall have been duly authorized, issued and delivered by Parent and all agreements, documents and instruments related thereto, including, but not limited to, the Convertible 2002 Senior Note Indenture, shall have been duly authorized, executed and delivered by Parent;

          (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the Convertible 2002 Senior Notes and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the Convertible 2002 Senior Notes;

          (d) Agent shall have received true, correct and complete copies of the Convertible 2002 Senior Note Agreements, immediately after the same are executed and all other agreements, documents and instruments existing as of the date of such issuance relating thereto, and such documents shall be substantially the same as the drafts of such documents delivered to Agent on the date hereof (with blanks appropriately completed and the interest rate applicable to the Convertible 2002 Senior Notes not in excess of the interest rate applicable to the Subordinated Notes); and

          (e) as of the date hereof, and after giving effect to the provisions of this Amendment No.2, no Event of Default or act, condition or event which with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing.

     9. Effect of this Amendment No.2. This Amendment No.2 and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly consented to and amended pursuant hereto, no other changes or modifications to the Financing Agreements or waivers of or consents under any provisions thereof are intended or implied, and in all other respects the Financing



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Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. Without limiting the generality of the foregoing, the execution and delivery of this Amendment No. 2 shall not be deemed, in any manner, to constitute a waiver of, or otherwise affect the obligations of Borrowers under the letter agreement with respect to certain post-closing items, dated August 16, 2001, by Borrowers in favor of Agent, as amended. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No.2, the provisions of this Amendment No.2 shall control.

     10. Further Assurances. Borrowers and Borrowers' Agent shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No.2.

     11. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws that would apply any other law).

     12. Binding Effect. This Amendment No.2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     13. Counterparts. This Amendment No.2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No.2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No.2 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No.2. Any party delivering an executed counterpart of this Amendment No.2 by telefacsimile also shall deliver an original executed counterpart of this Amendment No.2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No.2 as to such party or any other party.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                            BORROWERS

                                            CHARMING SHOPPES, INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                                     Executive Vice President


                                            CHARMING SHOPPES OF DELAWARE,  INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                                     Vice President

                                            CSI INDUSTRIES, INC.

                                            By:      _____________________
                                                     Eric M. Specter
                                                     Vice President

                                            FB APPAREL, INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                                     Vice President

                                            LANE BRYANT, INC.

                                            By:      _____________________
                                                     Eric M. Specter
                                                     Executive Vice President


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                                      [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                            CATHERINES STORES CORPORATION

                                            By:    _____________________
                                                   Eric M. Specter
                                                   Executive Vice President

BORROWERS' AGENT

CHARMING SHOPPES OF DELAWARE, INC.,
as Borrowers' Agent

By:      _____________________
         Eric M. Specter
         Vice President



         AGENT

         CONGRESS FINANCIAL CORPORATION,
         as Administrative Agent, on behalf of the Required Lenders and Required Term Loan Lenders


         By: _______________________________
         Title:______________________________


                                         [SIGNATURES CONTINUED ON NEXT PAGE]


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         [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


         CONSENTED TO:

         By Each of the Obligors
         on Exhibit A Annexed Hereto

         ----------------------------

         Its:________________________

         By Each of the Obligors
         on Exhibit B Annexed Hereto

         ----------------------------

         Its:_________________________